SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 23, 2003


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


        OKLAHOMA                          000-29225               73-1513309
(State or other jurisdiction            (Commission             (IRS Employer
    of incorporation)                   File Number)         Identification No.)


                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure.

         On October 23, 2003, Dobson Cellular Systems, Inc., a wholly owned subsidiary of Dobson Communications Corporation ("Dobson"), closed on a new $700 million secured credit facility consisting of a $550 million senior secured term loan B facility and a $150 million senior secured revolving credit facility (individually, the "Term Loan Facility" and the "Revolving Loan Facility and, collectively, the "Credit Facility"). Advances under the either facility can be made, at the borrower's election, as base rate loans or eurodollar loans and, with respect to eurodollar loans, for interest periods of one, two, three or six months. Interest is payable on base rate loans quarterly and on eurodollar loans, at the end of the applicable interest period or, if earlier, the date three months after the first day of the applicable interest period. The principal amount of the Term Loan Facility is to be amortized on a quarterly basis over a period of 6.5 years, with 0.25% of the principal payable for the first 22 quarters and 23.65% of the principal payable for each of the last four quarters, the final payment being due March 31, 2010. The amount available under the Revolving Loan Facility may be borrowed, repaid and reborrowed until maturity on October 23, 2009. Interest on base rate loans is calculated with reference to a rate equal to the higher of the prime rate or the federal funds rate plus 0.5% (the "Base Rate"). Interest on eurodollar loans is calculated with reference to a rate equal to the currently available rate for eurodollar deposits, after taking into account applicable reserve requirements (the "Eurodollar Rate"). Interest accrues at the Base Rate or the Eurodollar Rate, as applicable, plus, in either case, the Applicable Margin. The Applicable Margin is based on the then current consolidated leverage ratio of Dobson Operating Co., L.L.C. ("DOC") and its subsidiaries (with respect to the Term Loan Facility) or the consolidated leverage ratio of Dobson and its subsidiaries (with respect to the Revolving Loan Facility). The Credit Facility contains certain covenants, including covenants requiring that:

     o Dobson maintain certain consolidated interest coverage ratios and not exceed specified certain maximum consolidated leverage ratios;

     o DOC maintain certain consolidated fixed charge coverage ratios and not exceed specified maximum consolidated leverage ratios;

     o    Dobson and its subsidiaries not exceed specified debt levels.

In addition, the Credit Agreement limits the ability of Dobson, DOC, Dobson Cellular Systems and certain subsidiaries to, among other things:

     o    Guarantee obligations of others;

     o Engage in certain mergers and consolidations, liquidations and dissolutions;

     o    Engage is certain asset sales and swaps;

     o    Enter into certain leases;

     o Pay dividends or make other distributions, with exceptions subject to pro forma compliance with covenants, relating to scheduled dividend payments on Dobson's 13% senior preferred stock and 12 1/4% senior preferred stock, and scheduled interest payments on Dobson's 10 7/8% senior notes and 8 7/8% senior notes;

     o    Make capital expenditures, and

     o Make restricted payments, investments and acquisitions, with certain exceptions.

     The Credit Agreement requires certain mandatory prepayments of:

     o All net proceeds from the sale of equity or the incurrence of indebtedness by DOC or any of its subsidiaries;

     o All of the net proceeds from certain asset sales by DOC or any of its subsidiaries not in the ordinary course of business, subject to the right of the party disposing of such assets to reinvest the proceeds within 12 months, and

     o 50% of excess cash flow if certain consolidated leverage ratio tests are not met by Dobson and its subsidiaries.

     The Credit Facility is guaranteed by Dobson and certain of its material subsidiaries and is secured by a pledge of 100% of the equity interest in DOC and its subsidiaries, including Dobson Cellular Systems and other investment property, as well as by all the assets of DOC and its material subsidiaries, including Dobson Cellular Systems. Copies of the Credit Agreement and Guarantee and Collateral Agreement are attached hereto as Exhibits 10.38 and 10.39, respectively.

     The closing of the Credit Facility was a financing condition to both Dobson's tender offer for up to 250,000 shares of its 12 1/4% Senior Exchangeable Preferred Stock and Dobson/Sygnet Communications Company's tender for any and all of its 12 1/4% Senior Notes due 2008.

     On October 23, 2003, Dobson issued a press release announcing the closing of the Credit Facility. A copy of this press release is attached hereto as
Exhibit 99.1.

     On October 23, 2003, Dobson issued a press release announcing satisfaction of the financing condition to, and the proposed closing of its tender offer for a portion of the outstanding shares of, its 12 1/4% Senior Exchangeable Preferred Stock. A copy of this press release is attached hereto as Exhibit 99.2.

     On October 24, 2003, Dobson issued a press release announcing the satisfaction of the financing condition to, and the proposed closing of Dobson/Sygnet Communications Company's tender offer for, its 12 1/4% Senior Notes due 2008. A copy of this press release is attached hereto as Exhibit 99.3.

     On October 23, 2003, Dobson/Sygnet Communications Company ("Dobson/Sygnet") and its corporate subsidiaries merged with and into Dobson Cellular Systems with Dobson Cellular Systems surviving. In addition, another subsidiary of Dobson/Sygnet, Sygnet Lease Co. LLC, merged with and into DOC Lease Co., a subsidiary of Dobson Cellular Systems. As a result of the mergers, Dobson Cellular Systems assumed all obligations of Dobson/Sygnet pursuant to Dobson/Sygnet's tender offer for its 12 1/4% Senior Notes due 2008 (the "Notes") On October 24, 2003, Dobson Cellular Systems, as successor to Dobson/Sygnet, closed its cash tender offer (the "Offer") for any and all of Dobson/Sygnet's Notes. Dobson Cellular Systems accepted $183,255,000 outstanding principal amount of the Notes that were tendered in the Offer.

     The Offer and a related solicitation of consents (the "Consent Solicitation") to the amendment of the indenture governing the Notes commenced on September 8, 2003 and expired at 12:00 midnight on October 23, 2003. The consideration offered in the Offer was an amount equal to $1,077.57 per $1,000 aggregate principal amount of Notes, plus accrued and unpaid interest to, but not including, the settlement date, payable in cash on the settlement date. The consideration offered includes a Consent Solicitation fee equal to $30 per $1,000 principal amount of the Notes. Dobson/Sygnet obtained the required consents to amend and supplement the indenture governing the Notes. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.2.1.


Item 7.  Financial Statements and Exhibits

(c) Exhibits:

Exhibit
  No.                      Description
  ---                      -----------

4.2.1 Supplemental Indenture dated October 23, 2003 by and between Dobson/Sygnet Communications Company and The Bank of New York, as successor to The United States Trust Company of New York, as trustee

10.38 Credit Agreement by and among Dobson Cellular Systems, Inc, Dobson Communications Corporation, Dobson Operating Co, L.L.C. and Lehman Commercial Paper, Inc., as administrative agent for the lenders dated October 23, 2003.

10.39 Guarantee and Collateral Agreement by and among Dobson Cellular Systems, Inc, Dobson Communications Corporation, Dobson Operating Co, L.L.C. and Lehman Commercial Paper, Inc., as administrative agent for the lenders dated October 23, 2003.

99.1      Press Release dated October 23, 2003 relating to closing of Credit
          Facility.

99.2 Press Release dated October 23, 2003 relating to the closing of Dobson Communications Corporation tender offer for its 12 1/4% Senior Exchangeable Preferred Stock.

99.3 Press Release dated October 24, 2003 relating to the closing of Dobson/Sygnet Communications Company tender offer for its 12 1/4% Senior Notes due 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOBSON COMMUNICATIONS CORPORATION

                                   By:  RONALD L. RIPLEY
                                        Ronald L. Ripley, Vice President and
                                        Senior Corporate Counsel

October 28, 2003

                                 EXHIBIT INDEX

Exhibit
  No.                Description                     Method of Filing
  ---                -----------                     ----------------

4.2.1 Supplemental Indenture dated October Filed herewith electronically 23, 2003 by and between
          Dobson/Sygnet Communications Company
          and The Bank of New York, as
          successor to The United States Trust
          Company of New York, as trustee

10.38 Credit Agreement by and among Dobson Filed herewith electronically Cellular Systems, Inc, Dobson
          Communications Corporation, Dobson
          Operating Co, L.L.C. and Lehman
          Commercial Paper, Inc., as
          administrative agent for the lenders
          dated October 23, 2003.

10.39     Guarantee and Collateral Agreement    Filed herewith electronically
          by and among Dobson Cellular
          Systems, Inc, Dobson Communications
          Corporation, Dobson Operating Co,
          L.L.C. and Lehman Commercial Paper,
          Inc., as administrative agent for
          the lenders dated October 23, 2003.

99.1 Press Release dated October 23, 2003 Filed herewith electronically relating to closing of Credit
          Facility.

99.2 Press Release dated October 23, 2003 Filed herewith electronically relating to the closing of Dobson
          Communications Corporation tender
          offer for its 12 1/4% Senior
          Exchangeable Preferred Stock.

99.3 Press Release dated October 24, 2003 Filed herewith electronically relating to the closing of
          Dobson/Sygnet Communications Company
          tender offer for its 12 1/4% Senior
          Notes due 2008.